                                                       Exhibit 10.1
                                                       ------------


                              CORPORATE AGREEMENT

                                by and between

                               KRAFT FOODS INC.

                                      and

                         PHILIP MORRIS COMPANIES INC.

                            _________________, 2001

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................1
         1.1. Definitions.........................................................................................1
         1.2. Internal References.................................................................................6

ARTICLE II KRAFT BOARD REPRESENTATION.............................................................................6
         2.1. General.............................................................................................6
         2.2. Philip Morris Designees.............................................................................6
         2.3. Additional Members of Kraft Board...................................................................6
         2.4. Efforts of Kraft....................................................................................7
         2.5. Chairman of Kraft Board.............................................................................7

ARTICLE III CERTAIN COVENANTS AND AGREEMENTS......................................................................7
         3.1. No Violations.......................................................................................7
         3.2. Access to Information...............................................................................8
         3.3. Intercompany Transactions...........................................................................9
         3.4. Actions Requiring Consent...........................................................................9

ARTICLE IV CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST......................................................9
         4.1. General.............................................................................................9
         4.2. Business Activities.................................................................................9
         4.3. Corporate Opportunities............................................................................10
         4.4. Philip Morris Entities and Kraft Entities..........................................................10
         4.5. Notice.............................................................................................11

ARTICLE V INDEMNIFICATION........................................................................................11
         5.1. Kraft Indemnification of the Philip Morris Entities for Certain Liabilities........................11
         5.2. Philip Morris Indemnification of Kraft Entities....................................................11
         5.3. Third-Party Rights; Tax Benefits...................................................................12
         5.4. Notice and Payment of Claims.......................................................................12
         5.5. Notice and Defense of Third-Party Claims...........................................................12
         5.6. Contribution.......................................................................................13

ARTICLE VI OPTION................................................................................................14
         6.1. Option.............................................................................................14
         6.2. Notice.............................................................................................14
         6.3. Option Exercise and Payment........................................................................14
         6.4. Effect of Failure to Exercise......................................................................15
         6.5. Termination of Option..............................................................................15

ARTICLE VII REGISTRATION RIGHTS..................................................................................15


ARTICLE VIII TERM................................................................................................15

ARTICLE IX MISCELLANEOUS.........................................................................................16
         9.1. Limitation of Liability............................................................................16
         9.2. Subsidiaries.......................................................................................16
         9.3. Amendments.........................................................................................16
         9.4. Severability.......................................................................................16
         9.5. Notices............................................................................................16
         9.6. Further Assurances.................................................................................17
         9.7. Counterparts.......................................................................................17
         9.8. Governing Law......................................................................................17
         9.9. Entire Agreement...................................................................................17
         9.10. Successors........................................................................................17
         9.11. Specific Performance..............................................................................19

APPENDIX I  - REGISTRATION RIGHTS AGREEMENT......................................................................A1

                              CORPORATE AGREEMENT

                  THIS CORPORATE AGREEMENT ("Agreement") is entered into as of _______________, 2001 by and between KRAFT FOODS INC., a Virginia corporation ("Kraft"), and PHILIP MORRIS COMPANIES INC., a Virginia corporation ("Philip Morris").

                                   RECITALS

                  A. Philip Morris owns all of the issued and outstanding Class B Common Stock, no par value per share ("Class B Common Stock"), of Kraft and owns 275,000,000 shares of Class A Common Stock, no par value per share ("Class A Common Stock"), of Kraft, and Kraft is a member of Philip Morris' "affiliated group" of corporations (the "Philip Morris Group") for federal income tax purposes.

                  B. The parties are contemplating that Kraft will issue shares of Class A Common Stock in an initial public offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended.

                  C. The parties desire to enter into this Agreement to set forth their agreement regarding: (i) the composition of the Kraft Board of Directors; (ii) certain covenants and agreements regarding the conduct of Kraft's business; (iii) treatment of potential corporate opportunities and conflicts of interest between the parties; (iv) Philip Morris' rights to purchase additional shares of Class A Common Stock upon certain issuances of Kraft securities to any person to permit Philip Morris to maintain its percentage ownership interest in Kraft; and (v) certain registration rights with respect to Class A Common Stock.

                                  AGREEMENTS

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kraft and Philip Morris, for themselves and their successors and assigns, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1.     Definitions.
                  -----------

         As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

         "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity.

         "Affiliate" means, with respect to a given Person, any Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct the vote of a majority of the votes that may be cast in the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

         "Applicable Stock" means at any time the (i) shares of Common Stock owned by the Philip Morris Entities that were owned on the date hereof, plus
(ii) shares of Class A Common Stock purchased by the Philip Morris Entities pursuant to Article VI of this Agreement, plus (iii) shares of Common Stock that were issued to Philip Morris Entities in respect of shares described in either clause (i) or clause (ii) in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event.

         "Class A Common Stock" has the meaning ascribed thereto in the recitals to this Agreement.

         "Class B Common Stock" has the meaning ascribed thereto in the recitals to this Agreement.

         "Common Stock" means the Class B Common Stock, the Class A Common Stock and any other class of Kraft's capital stock representing the right to vote generally for the election of directors and, for so long as Kraft continues to be a subsidiary corporation includable in a consolidated federal income tax return of the Philip Morris Group, any other security of Kraft treated as stock for purposes of Section 1504(a) of the Internal Revenue Code of 1986, as amended.

          "Finally Determined" means, with respect to any Action, threatened Action or other matter, that the outcome or resolution of that Action, threatened Action or matter has either (i) been decided by an arbitrator or Governmental Entity of competent jurisdiction by judgment, order, award or other ruling or (ii) has been settled or voluntarily dismissed and, in the case of each of clauses (i) and (ii), the claimants' rights to maintain that Action, threatened Action or other matter have been finally adjudicated, waived, discharged or extinguished, and that judgment, order, ruling, award, settlement or dismissal (whether mandatory or voluntary, but if voluntary that dismissal must be final, binding and with prejudice as to all claims specifically pleaded in that Action) is subject to no further appeal, vacatur proceeding or discretionary review.

         "Governmental Entity" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, but not limited to, any central bank or taxing authority) or instrumentality (including, but not limited to, any court, tribunal or grand jury) exercising executive, prosecutorial, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indemnified Party" has the meaning ascribed thereto in Section 5.4.
                                                                 -----------

         "Indemnifying Party" has the meaning ascribed thereto in Section 5.4.
                                                                  -----------

         "Information" has the meaning ascribed thereto in Section 3.2(a).
                                                           --------------

         "Initial Public Offering" has the meaning ascribed thereto in the recitals to this Agreement.

         "Initial Public Offering Date" means the date of completion of the initial sale of Class A Common Stock in the Initial Public Offering.

         "Issuance Event" has the meaning ascribed thereto in Section 6.2.
                                                              -----------

         "Issuance Event Date" has the meaning ascribed thereto in Section 6.2.
                                                                   -----------

         "Kraft" has the meaning ascribed thereto in the preamble hereto.

         "Kraft Articles" means the articles of incorporation of Kraft, as amended.

         "Kraft Board" means the Board of Directors of Kraft.

         "Kraft Bylaws" means the amended and restated bylaws of Kraft.

         "Kraft Entities" means Kraft and its Subsidiaries; and "Kraft Entity" shall mean any of the Kraft Entities.

         "Kraft Entity Liabilities" means, except as otherwise specifically provided in any Transaction Document, all Liabilities, whether arising before, at or after the Initial Public Offering Date, (i) of or in any way relating, in whole or in part, to any Kraft Entity or (ii) arising from the conduct of, in connection with or in any way relating to, in whole or in part, the businesses and operations of the Kraft Entities or the ownership or use of assets or property in connection therewith. Notwithstanding the foregoing, "Kraft Entity Liabilities" shall exclude (i) all Liabilities for Taxes of the Kraft Entities (because the Tax Sharing Agreement will govern those Liabilities); (ii) all Liabilities of the Kraft Entities pursuant to the Services Agreement (because the Services Agreement will govern those Liabilities); (iii) all Liabilities of the Kraft Entities pursuant to the Registration Rights Agreement (because the Registration Rights Agreement will govern those Liabilities); and (iv) all Liabilities directly, indirectly or derivatively based on, arising out of or in any way relating to, in whole or in part, the businesses and operations of the Philip Morris Entities or the ownership or use of assets or property in connection therewith.

          "Kraft Indemnitee" has the meaning ascribed thereto in Section 5.2(a).
                                                                 --------------

          "Liabilities" means any and all claims, debts, liabilities, assessments, fines, penalties, damages, losses, disgorgements and obligations, of any kind, character or description (whether absolute, contingent, matured, not matured, liquidated, unliquidated, accrued, known, unknown, direct, indirect, derivative or otherwise) whenever arising, including, but not limited to, all costs and expenses relating thereto (including, but not limited to, all expenses of investigation, all attorneys' fees and all out-of-pocket expenses in connection with any Action or threatened Action).

         "Market Price" of any shares of Class A Common Stock on any date means
(i) the last sale price of such shares on such date on the New York Stock Exchange, Inc. or, if such shares are not listed thereon, on the principal national securities exchange or automated interdealer quotation system on which such shares are traded or (ii) if such sale price is unavailable or such shares are not so traded, the value of such shares on such date determined in accordance with agreed-upon procedures reasonably satisfactory to Philip Morris and Kraft.

         "Option" has the meaning ascribed thereto in Section 6.1(a).
                                                      --------------

         "Option Notice" has the meaning ascribed thereto in Section 6.2.
                                                             -----------

         "Ownership Percentage" means, at any time, the fraction, expressed as a percentage and rounded to the nearest thousandth of a percent, whose numerator is the number of shares of the Applicable Stock and whose denominator is the number of outstanding shares of Common Stock of Kraft; provided, however, that any shares of Common Stock issued by Kraft in violation of its obligations under
Article VI of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

         "Philip Morris" has the meaning ascribed thereto in the preamble hereto.

         "Philip Morris Board" means the Board of Directors of Philip Morris.

         "Philip Morris Designee" has the meaning ascribed thereto in Section
                                                                      -------
2.1(b).
------

         "Philip Morris Entities" means Philip Morris and Subsidiaries of Philip Morris (other than Subsidiaries that constitute Kraft Entities); and "Philip Morris Entity" shall mean any of the Philip Morris Entities.

         "Philip Morris Entity Liabilities" means, except as otherwise specifically provided in any Transaction Document, all Liabilities, whether arising before, at or after the Initial Public Offering Date, (i) of or in any way relating, in whole or in part, to any Philip Morris Entity or (ii) arising from the conduct of, in connection with or in any way relating to, in whole or in part, the businesses and operations of the Philip Morris Entities or the ownership or use of assets or property in connection therewith. Notwithstanding the foregoing, "Philip Morris Entity Liabilities" shall exclude (i) all Liabilities for Taxes of the Philip Morris Entities (because the Tax Sharing Agreement will govern those Liabilities); (ii) all Liabilities of the Philip Morris Entities pursuant to the Services Agreement (because the Services Agreement will govern those Liabilities); and (iii) all Liabilities of the Philip Morris Entities pursuant to the Registration Rights Agreement (because the Registration Rights Agreement will govern those Liabilities).

         "Philip Morris Group" has the meaning ascribed thereto in the recitals to this Agreement.

         "Philip Morris Indemnitee" has the meaning ascribed thereto in Section
                                                                        -------
5.1.
---
         "Philip Morris Ownership Reduction" means any decrease at any time in the Ownership Percentage to less than 50%.

         "Registration Rights Agreement" means the Registration Rights Agreement, in the form attached hereto as Appendix I, to be dated as of the date
                                          ----------
hereof, between Kraft and Philip Morris.

         "Representative" shall mean, with respect to any Person, each of such Person's directors, officers, employees, representatives, attorneys, accountants, advisors and agents, and each of the heirs, executors and assigns of any of the foregoing.

          "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Services Agreement" means the Services Agreement to be dated as of the date hereof between Kraft and Philip Morris Management Corporation, a Delaware corporation.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which the power to direct the vote of the majority of the votes that may be cast in the election of directors (or other Persons acting in similar capacities) is held or controlled, directly or indirectly, by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. "Subsidiary," when used with respect to Philip Morris or Kraft, shall also include any other entity affiliated with Philip Morris or Kraft, as the case may be, that Philip Morris and Kraft may hereafter agree in writing shall be treated as a "Subsidiary" for the purposes of this Agreement.

         "Tax" has the meaning assigned to that term in the Tax Sharing
Agreement.

         "Tax Sharing Agreement" means the Tax Sharing Agreement to be dated as of the date hereof between Kraft and Philip Morris.

         "Third-Party Claim" has the meaning ascribed thereto in Section 5.5.
                                                                 ------------

          "Transaction Documents" means this Agreement, the Tax Sharing Agreement, the Registration Rights Agreement, the Services Agreement, and the exhibits and schedules to those agreements.

          1.2.     Internal References.
                   -------------------

                   Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                  ARTICLE II
                          KRAFT BOARD REPRESENTATION

          2.1.     General.
                   -------

                   The provisions of this Article II contemplate that there will
                                          ----------
be nine members of the Kraft Board. If the number of members of the Kraft Board is greater or lesser than nine, the parties shall amend this Article II to
                                                             ----------
maintain its purpose.

          2.2.     Philip Morris Designees.
                   -----------------------

                   (a) Philip Morris shall have the right to designate for nomination by the Kraft Board (or any nominating committee thereof) to the Kraft Board three of the members of the Kraft Board. Notwithstanding anything to the contrary set forth herein, Kraft's obligations to Philip Morris with respect to the election or appointment of Philip Morris designated members shall be limited to the obligations set forth under subsection (b) and Section 2.5 below.
                                                      -----------

                   (b) Kraft shall exercise all authority under applicable law and shall use its best efforts to cause three persons designated by Philip Morris to be elected to the Kraft Board. Commencing with the annual meeting of shareholders of Kraft to be held in 2002 and prior to each annual meeting of shareholders of Kraft thereafter, Philip Morris shall be entitled to present to the Kraft Board, or any nominating committee thereof, three designees of Philip Morris (each, a "Philip Morris Designee") (or such other number of Philip Morris Designees as would result in Philip Morris having the appropriate number of Philip Morris Designees on the Kraft Board as determined pursuant to Section 2.1 above) for election to the Kraft Board at each annual meeting of shareholders of Kraft. In the event that any Philip Morris Designee elected to the Kraft Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Kraft Board with a substitute Philip Morris Designee.

                2.3.     Additional Members of Kraft Board.
                         ---------------------------------

                         Four of the individuals designated for nomination by
the Kraft Board (or any nominating committee thereof) to the Kraft Board shall be unaffiliated with either Philip Morris or Kraft (the "Additional Board Nominees"). Notwithstanding anything to the contrary set forth herein, Kraft's obligations to Philip Morris with respect to the election or appointment of the Additional Board Nominees shall be limited to the obligations set forth under this Section 2.3 and Section 2.5 below. In the event that any Additional Board
                     -----------
Nominee elected to the Kraft

Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Kraft Board with a substitute Additional Board Nominee.

                2.4.     Efforts of Kraft.
                         ----------------

                         Kraft shall at all such times exercise all authority
under applicable law and use its best efforts to cause all Philip Morris Designees and Additional Board Nominees to be nominated as Kraft Board members by the nominating committee of the Kraft Board, if there is such a committee. Kraft shall cause each Philip Morris Designee and Additional Board Nominee for election to the Kraft Board to be included in the slate of designees recommended by the Kraft Board to Kraft's shareholders for election as directors at each annual meeting of the shareholders of Kraft (or at any special meeting held for the election of directors) and shall use its best efforts to cause the election of each such Philip Morris Designee and Additional Board Nominee, including soliciting proxies in favor of the election of such persons.

                2.5.     Chairman of Kraft Board.
                         -----------------------

                         Philip Morris shall have the right to designate the
chairman of the Kraft Board. Kraft shall exercise all authority under applicable law and shall use its best efforts to cause the person designated by Philip Morris to be elected as chairman of the Kraft Board.

                                  ARTICLE III
                       CERTAIN COVENANTS AND AGREEMENTS

                3.1.     No Violations.
                         -------------

                         (a) Kraft covenants and agrees that it will not take
any action or enter into any commitment or agreement that may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any Philip Morris Entity of: (i) any provisions of applicable law or regulation; (ii) any provision of Philip Morris' articles of incorporation or bylaws; (iii) any credit agreement or other material instrument binding upon Philip Morris in effect as of the date of this Agreement; or (iv) any judgment, order or decree of any Governmental Entity having jurisdiction over Philip Morris or any of its assets.

                         (b) Philip Morris covenants and agrees that it will not
take any action or enter into any commitment or agreement that may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any Kraft Entity of: (i) any provisions of applicable law or regulation; (ii) any provision of the Kraft Articles or of the Kraft Bylaws; (iii) any credit agreement or other material instrument binding upon Kraft in effect as of the date of this Agreement; or
(iv) any judgment, order or decree of any Governmental Entity having jurisdiction over Kraft or any of its assets.

                         (c) Kraft and Philip Morris agree to provide to the
other any information and documentation requested by the other for the purpose of evaluating and ensuring compliance with Sections 3.1(a) and 3.1(b) hereof.
                                           ---------------     ------

                         (d) Notwithstanding the foregoing Sections 3.1(a),
                                                           ---------------
3.1(b) and 3.1(c), nothing in this Agreement is intended to limit or restrict in
------     ------
any way Philip Morris' rights as a shareholder of Kraft.

                 3.2.    Access to Information.
                         ---------------------

                         (a) Kraft, subject to compliance by its Subsidiaries
and all of its designated Representatives with the provisions of this Section
                                                                      -------
3.2, shall afford to Philip Morris and its authorized accountants, counsel and
---
other designated Representatives reasonable access and duplicating rights (with copying costs to be borne by Philip Morris) during normal business hours to all books and records and documents, communications, items and matters (collectively, "Information") within the knowledge, possession or control of Kraft or any Kraft Entity relating to their respective businesses insofar as such access is (i) reasonably required by Philip Morris or any Philip Morris Entity, as the case may be, for the purpose of performing their respective obligations under this Agreement or any other agreement between the parties, and
(ii) permitted by law (and shall use reasonable efforts to cause Persons or firms possessing relevant Information to give similar access).

                         (b) Except as required by law, regulation or legal or
judicial process, Philip Morris agrees that neither it nor any Philip Morris Entity nor any of their respective directors, officers or employees will, without the prior written consent of Kraft, disclose to any Person any material, non-public information concerning the business or affairs of Kraft acquired from any director, officer or employee of Kraft (including any director, officer or employee of Kraft who is also a director, officer or employee of Philip Morris).

         3.3.     Intercompany Transactions.
                  -------------------------

                  All material intercompany transactions between Kraft and Philip Morris after the date hereof, including any material amendments to this Agreement, the Services Agreement, the Tax Sharing Agreement or any other agreement between Kraft and Philip Morris, will be subject to the approval of the Audit Committee of the Kraft Board.

         3.4.     Actions Requiring Consent.
                  -------------------------

                  (a) Kraft must obtain Philip Morris' written consent before:

                           (i)   entering into any agreement or arrangement that
binds or purports to bind Philip Morris or any of the other Philip Morris Entities, or contains provisions that trigger a default or require a material payment when Philip Morris exercises any of its rights: (A) under this Agreement; or (B) to convert the shares of Class B Common Stock into Class A Common Stock in accordance with the terms of the Kraft Articles;

                           (ii)  declaring any extraordinary dividend or making
any other extraordinary distribution to the holders of the Common Stock; or

                           (iii) issuing any Common Stock or securities
convertible into or exercisable for Common Stock except for Class A Common Stock issued or granted to employees of the Kraft Entities pursuant to the terms of any stock option or other executive or employee benefit or compensation plan.

                  (b) Philip Morris may assign all or any portion of its rights under this Section 3.4 to any transferee of shares of Common Stock previously
           -----------
held by Philip Morris; provided, that such transferee may exercise these rights only to the extent that and so long as such transferee owns or has the right to acquire more than 50% of the then outstanding Common Stock.

                                  ARTICLE IV
               CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST

         4.1.     General.
                  -------

                  The provisions of this Article IV are set forth to regulate and define the conduct of certain affairs each party and their respective officers and directors, and the powers, rights, duties and liabilities of each party and their respective directors and shareholders in connection therewith.

         4.2.     Business Activities.
                  -------------------

                  (a) Philip Morris shall have no duty to refrain from: (i) engaging in the same or similar activities or lines of business as Kraft; (ii) doing business with any customer of Kraft; and (iii) employing or engaging any officer or employee of Kraft, and no officer or director thereof (except as provided in Section 4.3) shall be liable to Kraft or its shareholders for breach
            -----------
of any fiduciary duty by reason of any such activities of Philip Morris.

                  (b) Kraft shall have no duty to refrain from: (i) engaging in the same or similar activities or lines of business as Philip Morris; (ii) doing business with any customer of Philip Morris; and (iii) employing or engaging any officer or employee of Philip Morris, and no officer or director thereof (except as provided in Section 4.3) shall be liable to Philip Morris or its shareholders
               -----------
for breach of any fiduciary duty by reason of any such activities of Kraft.

         4.3.     Corporate Opportunities.
                  -----------------------

                  (a) In the event that a director or officer of Kraft who is also a director or officer of Philip Morris acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Kraft and Philip Morris, such director or officer of Kraft shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to Kraft and its shareholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

                           (i) If any officer or director of Kraft who also
serves as an officer or director of Philip Morris becomes aware of a potential transaction related primarily to the food and beverage industry, other than beer, that may represent a corporate opportunity for both Kraft and Philip Morris, such officer or director has no duty to present that opportunity to Philip Morris; and Kraft will have the sole right to pursue the transaction if the Kraft Board so determines.

                           (ii) If any officer or director of Kraft who also
serves as an officer or director of Philip Morris becomes aware of any other potential transaction that may represent a corporate opportunity for both Kraft and Philip Morris, such officer or director will have a duty to present that opportunity to Philip Morris; and Philip Morris will have the sole right to pursue the transaction if the Philip Morris Board so determines.

                  (b) If any officer or director of Kraft who does not serve as an officer or director of Philip Morris becomes aware of a potential transaction that may represent a corporate opportunity for both Kraft and Philip Morris, neither Kraft nor such officer or director has a duty to present that opportunity to Philip Morris; and Kraft may pursue the transaction if the Kraft Board so determines.

                  (c) If any officer or director of Philip Morris who does not serve as an officer or director of Kraft becomes aware of a potential transaction that may represent a corporate opportunity for both Philip Morris and Kraft, neither Philip Morris nor such officer or director has a duty to present that opportunity to Kraft; and Philip Morris may pursue the transaction if the Philip Morris Board so determines.

         4.4.     Philip Morris Entities and Kraft Entities.
                  -----------------------------------------

                  For purposes of this Article IV only, the term "Kraft" shall
                                       ----------
include any Kraft Entity and the term "Philip Morris" shall include any Philip Morris Entity.

       4.5.     Notice.
                ------

                Any Person purchasing or otherwise acquiring any interest in shares of the Common Stock shall be deemed to have notice of and to have consented to the provisions of this Article IV.
                                    ----------

                                   ARTICLE V
                                INDEMNIFICATION

       5.1.     Kraft Indemnification of the Philip Morris Entities for Certain
                ---------------------------------------------------------------
Liabilities.
-----------

                (a) Subject to Section 5.3, on and after the Initial Public
                               -----------
Offering Date, Kraft shall indemnify and hold harmless each Philip Morris Entity and its respective directors, officers and employees (each, a "Philip Morris Indemnitee") from and against any and all Liabilities incurred or suffered by any Philip Morris Indemnitee arising out of (i) any and all Kraft Entity Liabilities and (ii) the breach by any Kraft Entity of any obligation under this Agreement.

                (b) Subject to Section 5.3, Kraft shall indemnify and hold
                               -----------
harmless each Philip Morris Indemnitee from and against any and all Liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any document filed with the SEC by any Philip Morris Entity pursuant to the Securities Act or the Securities Exchange Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is either furnished to any Philip Morris Indemnitee by any Kraft Entity or incorporated by reference by any Philip Morris Indemnitee from any filings made by any Kraft Entity with the SEC under the Securities Act or the Securities Exchange Act, if that statement or omission was made or occurred after the Initial Public Offering Date.

       5.2.     Philip Morris Indemnification of Kraft Entities.
                -----------------------------------------------

                (a) Subject to Section 5.3, on and after the Initial Public
                               -----------
Offering Date, Philip Morris shall indemnify and hold harmless each Kraft Entity and their respective directors, officers and employees (each, a "Kraft Indemnitee") from and against any and all Liabilities incurred or suffered by any Kraft Indemnitee arising out of (i) any and all Philip Morris Entity Liabilities and (ii) the breach by any Philip Morris Entity of any obligation under this Agreement.

                (b) Subject to Section 5.3, Philip Morris shall indemnify and
                               -----------
hold harmless each Kraft Indemnitee from and against any and all Liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any document filed with the SEC by any Kraft Entity pursuant to the Securities Act or the Securities Exchange Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is either furnished to any Kraft Indemnitee by any Philip Morris Entity or incorporated by reference by any Kraft Indemnitee from any filings made by any Philip Morris Entity with the SEC under the Securities Act or the Securities Exchange Act, if that statement or omission was made or occurred after the Initial Public Offering Date.

         5.3.     Third-Party Rights; Tax Benefits.
                  --------------------------------

                  Any indemnification pursuant to Section 5.1 or Section 5.2
                                                  -----------    ------- ---
shall be paid net of any tax benefit to the Indemnified Party attributable to the relevant payment. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit (as a third-party beneficiary or otherwise) that it would not be entitled to receive in the absence of Section
                                                                      -------
5.1 or Section 5.2, (ii) relieved of the responsibility to pay any claims to
---    -----------
which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation under Section 5.1 or Section 5.2.
                        -----------    ------------

         5.4.     Notice and Payment of Claims.
                  ----------------------------

                  If any Philip Morris Indemnitee or Kraft Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article V of this Agreement (other
                                              ---------
than in connection with any Action subject to Section 5.5), the Indemnified
                                              -----------
Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 days after receipt of that notice, the Indemnifying Party shall pay the Indemnified Party that amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount of the claim. If the Indemnifying Party does not give the Indemnified Party written notice objecting to that indemnity claim and setting forth the grounds for the objection(s) within that 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for that claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect that amount. If there is a timely objection by the Indemnifying Party, the Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, that is Finally Determined to be required to be paid by the Indemnifying Party in respect of that indemnity claim within 15 days after that indemnity claim has been so Finally Determined.

         5.5.     Notice and Defense of Third-Party Claims.
                  ----------------------------------------

                  Promptly after the earlier of receipt of (i) notice that a third party has commenced an Action against or otherwise involving any Indemnified Party or (ii) information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought under Article V of this Agreement (a "Third-Party
                                    ---------
Claim"), the Indemnified Party shall give the Indemnifying Party written notice of the Third-Party Claim. The failure of the Indemnified Party to give notice as provided in this Section 5.5 shall not relieve the Indemnifying Party of its
                 -----------
obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by the failure to give notice. Within 30 days after receipt of that notice, the Indemnifying Party may (i) at its option, elect to assume and control the defense of that Third-Party Claim at its sole cost and expense by giving written notice to that effect to the Indemnified Party, or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 5.5; provided, that if the Indemnifying Party does not
                 -----------
within that 30-day period give the Indemnified Party written notice objecting to that indemnification claim and setting forth the grounds for the objection(s), the Indemnifying Party shall be deemed to have acknowledged its liability for that indemnification claim. If the Indemnifying Party has acknowledged liability and elected to assume the defense of a Third-Party Claim, (x) the defense shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in those proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third-Party Claim without the prior written consent of the Indemnified Party so long as any settlement or compromise of the Third-Party Claim includes an unconditional release of the Indemnified Party from all claims that are the subject of that Third-Party Claim; provided, that the Indemnifying Party may not agree to any such settlement or compromise pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible under this Agreement, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party will act in good faith with respect to that Third-Party Claim and may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in investigating and defending against that Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect to that claim by the Indemnified Party; provided, that the Indemnifying Party shall not be liable for any settlement or compromise of any Third-Party Claim effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified under this Agreement within 15 days after that Third-Party Claim has been Finally Determined.

         5.6.     Contribution.
                  ------------

                  If for any reason the indemnification provided for in
Section 5.1 or 5.2 is unavailable to any Indemnified Party, or insufficient to
-----------    ---
hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by that Indemnified Party as a result of those Liabilities in that proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with those statements or omissions, which relative fault shall be determined by reference to the Philip Morris Entity or Kraft Entity to which those actions, conduct, statements or omissions are primarily related, as well as any other relevant equitable considerations.

                                  ARTICLE VI
                                    OPTION

         6.1.     Option.
                  ------

                  (a) Kraft hereby grants to Philip Morris, on the terms and conditions set forth herein, a continuing right (the "Option") to purchase from Kraft, at the times set forth herein, such number of shares of Class A Common Stock as is necessary to allow the Philip Morris Entities to maintain the Ownership Percentage. The Option shall be assignable, in whole or in part and from time to time, by Philip Morris to any Philip Morris Entity. The exercise price for each share of Class A Common Stock purchased pursuant to an exercise of the Option shall be: (i) in the event of the issuance by Kraft of Class A Common Stock in exchange for cash consideration, the per share price paid to Kraft for shares of the Class A Common Stock issued by Kraft in the related Issuance Event; and (ii) in the event of: (A) the issuance by Kraft of Common Stock other than Class A Common Stock or (B) the issuance by Kraft of Class A Common Stock for consideration other than cash, the per share Market Price of Class A Common Stock at the Issuance Event Date of such issuance.

                  (b) The provisions of Section 6.1(a) hereof notwithstanding,
                                        --------------
the Option granted pursuant to Section 6.1(a) shall not apply and shall not be
                               --------------
exercisable in connection with the issuance by Kraft of any shares of Common Stock in connection with the Initial Public Offering, including the full exercise of all underwriters' over-allotment options granted in connection therewith or pursuant to any stock option or other executive or employee benefit or compensation plan maintained by Kraft.

         6.2.     Notice.
                  ------

                  At least 20 business days prior to the issuance of any shares of Common Stock (other than in connection with the Initial Public Offering, including the full exercise of all underwriters' over-allotment options granted in connection therewith, and other than issuances of Common Stock to any Philip Morris Entity) or the first date on which any event could occur that, in the absence of a full or partial exercise of the Option, would result in a reduction in the Ownership Percentage, Kraft will notify Philip Morris in writing (an "Option Notice") of any plans it has to issue such shares or the date on which such event could first occur. Each Option Notice must specify the date on which Kraft intends to issue such additional shares of Common Stock or on which such event could first occur (such issuance or event being referred to herein as an "Issuance Event" and the date of such issuance or event as an "Issuance Event Date"), the number of shares Kraft intends to issue or may issue and the other terms and conditions of such Issuance Event.

         6.3.     Option Exercise and Payment.
                  ---------------------------

                  The Option may be exercised by Philip Morris (or any Philip Morris Entity to which all or any part of the Option has been assigned) for a number of shares equal to or less than the number of shares that are necessary for the Philip Morris Entities to maintain, in the aggregate, the then-current Ownership Percentage. The Option may be exercised at any time after receipt of an applicable Option Notice and prior to the applicable Issuance Event Date by the delivery to Kraft of a written notice to such effect specifying (i) the number of shares of Class

A Common Stock to be purchased by Philip Morris, or any of the Philip Morris Entities and (ii) a determination of the exercise price for such shares. Upon any such exercise of the Option, Kraft will, prior to the applicable Issuance Event Date, deliver to Philip Morris (or any Philip Morris Entity designated by Philip Morris), against payment therefor, certificates (issued in the name of Philip Morris or its permitted assignee hereunder or as directed by Philip Morris) representing the shares of Class A Common Stock being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer of immediately-available funds to such account as shall be specified by Kraft, for the full purchase price for such shares.

         6.4.     Effect of Failure to Exercise.
                  -----------------------------

                  Except as provided in Section 6.5, any failure by Philip
                                        -----------
Morris to exercise the Option, or any exercise for less than all shares purchasable under the Option, in connection with any particular Issuance Event shall not affect Philip Morris' right to exercise the Option in connection with any subsequent Issuance Event; provided, however, that the Ownership Percentage following such Issuance Event in connection with which Philip Morris so failed to exercise such Option in full or in part shall be recalculated as set forth in
Section 1.1.
-----------

         6.5.     Termination of Option.
                  ---------------------

                  The Option, or any part thereof assigned to any Philip Morris Entity other than Philip Morris, shall terminate in the event that the Person to whom the Option, or such part thereof, has been transferred, ceases to be a Philip Morris Entity for any reason whatsoever.

                                  ARTICLE VII
                              REGISTRATION RIGHTS

                  Philip Morris and Kraft shall enter into the Registration Rights Agreement in the form as set forth on the attached Appendix I, which will
                                                          ----------
govern the registration rights of Philip Morris and certain other holders of the Common Stock.


                                 ARTICLE VIII
                                     TERM

                  This Agreement shall remain in effect until the Ownership Percentage is less than 50%; provided, however, that: (i) the provisions of
Section 3.4 and Article VII shall remain in effect until terminated in
-----------     -----------
accordance with their terms; and (ii) the provisions of Article V shall survive
any termination of this Agreement.                      ---------

                                  ARTICLE IX
                                 MISCELLANEOUS

         9.1.     Limitation of Liability.
                  -----------------------

                  Neither Philip Morris nor Kraft shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

         9.2.     Subsidiaries.
                  ------------

                  Philip Morris agrees and acknowledges that Philip Morris shall be responsible for the performance by each Philip Morris Entity of the obligations hereunder applicable to such Philip Morris Entity. Kraft agrees and acknowledges that Kraft shall be responsible for the performance by each Kraft Entity of the obligations hereunder applicable to such Kraft Entity.

         9.3.     Amendments.
                  ----------

                  This Agreement may not be amended or terminated orally, but only by a writing duly executed by or on behalf of the parties hereto. Subject to the approval requirements provided for in Section 3.3, any such amendment
                                             -----------
shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of Philip Morris and Kraft by any of their respective presidents or vice presidents.

         9.4.     Severability.
                  ------------

                  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

         9.5.     Notices.
                  -------

                  All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause
(b)), addressed as follows:

              (a) if to Kraft, to:
                  Kraft Foods Inc.
                  Three Lakes Drive
                  Northfield, Illinois  60093
                  Attention:  General Counsel
                  With a copy to:  Corporate Secretary
                  Telecopy No.:

             (b) if to Philip Morris, to:
                 Philip Morris Companies Inc.
                 120 Park Avenue
                 New York, New York
                 Attention:  General Counsel
                 With a copy to:  Corporate Secretary
                 Telecopy No.:

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

        9.6.     Further Assurances.
                 ------------------

                 Philip Morris and Kraft shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

        9.7.     Counterparts.
                 ------------

                 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

        9.8.     Governing Law.
                 -------------

                 This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the Commonwealth of Virginia.

        9.9.     Entire Agreement.
                 ----------------

                 This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

        9.10.    Successors.
                 ----------

                 Except specifically provided in this Agreement, the parties hereto may not assign any of their rights or obligations under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies, including any shareholder of any party hereto.

         9.11.    Specific Performance.
                  --------------------

                  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                        PHILIP MORRIS COMPANIES INC.

                        By: ______________________________
                        Name:
                        Title:



                        KRAFT FOODS INC.

                        By: ______________________________
                        Name:
                        Title: